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[INTERVOICE COMPANY LETTERHEAD]


June 25, 2003

Mr. Rob-Roy J. Graham
3517 Wentwood Dr.
Dallas, TX 75225

Dear Rob:

         This letter confirms the discussions held with you regarding your separation from employment with Intervoice, Inc. ("Intervoice"). The terms set forth below constitute Intervoice's offer and, by your signature, your acceptance of this proposed Separation Agreement (the "Agreement"). On behalf of Intervoice, I want to express my appreciation for your past service and contributions, and wish you success in your future endeavors.

1. Resignation from Employment and All Offices. You have offered your resignation from Intervoice's employment to pursue other opportunities, and Intervoice hereby accepts your resignation on the terms set forth herein. On or before the Separation Date, as such term is defined in Paragraph 4 below, you will submit your resignation from all corporate offices, to be effective as of the Separation Date.

2. Salary and Benefits. In accordance with Intervoice's existing policies or at its discretion, you have received or will receive the following payments and benefits pursuant to your employment with Intervoice and your participation in Intervoice's benefit plans:

         (a) Payment of your regular base salary at the current rate through the Separation Date;

         (b) Payment of any accrued and unused vacation leave benefits on your current schedule of benefits as of the Separation Date;

         (c) Present or future payment or other entitlement, in accordance with the terms of the applicable plan or other benefit, of any benefits to which you have vested entitlement under the terms of employee benefit plans established by Intervoice; and

         (d) At your discretion, exercise of any stock options you may hold, to the extent such options are exercisable (see Paragraph 3(c) below for provisions relating to the amendment of your stock option agreements subject to your acceptance of this Agreement).

The amounts paid in accordance with subparagraphs (a) and (b) of this paragraph are gross amounts, subject to lawful deductions, including any deductions you have previously authorized.



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Mr. Rob-Roy J. Graham
June 25, 2003
Page 2

Unless you choose to accept the Special Separation Compensation described in Paragraph 3 below, your regular paid group health insurance benefits will continue only through the last day of the month in which you cease to be an Intervoice employee. By law, you are entitled at your option to continue your group health insurance coverage for a period of time thereafter at your own expense. Please complete a COBRA election form, which will be furnished to you, and return it to Carol Cannon in Intervoice's Human Resources Department at your earliest convenience, in accordance with the terms of the election form, if you wish to continue such insurance coverage. (See Paragraph 3 below for special provisions relating to continuation of your coverage.)

Intervoice will settle all authorized reimbursable business expenses, if any, based on your submission of appropriate expense reports along with the required receipts and documenting information. Final expense reports for any remaining outstanding reimbursable expenses you have incurred must be submitted within 5 days after the Separation Date, except for any charges not billed to you by that time, in which case the expense must be promptly submitted upon your receipt of the billing.

3. Special Separation Compensation. Contingent upon your acceptance of the terms of this Agreement and in consideration of your undertakings set forth herein, Intervoice offers you, in addition to the pay and benefits you will receive pursuant to Paragraph 2 and in lieu of benefits under any other Intervoice severance pay program or other agreement, the following Special Separation
Compensation:

         (a) Payment of the sum of $511,544.00, equivalent to two times your current annualized base salary. This sum is a gross amount, subject to lawful deductions, and will be paid in lump sum on the first business day after the Ratification Effective Date of this Agreement as defined in Paragraph 23.

         (b) Payment for a period of 18 months following the month in which the Separation Date occurs for Intervoice's group health insurance coverage on you and any covered dependents as in effect on the Separation Date, to the same extent as if you had continued as an employee; provided, however, that Intervoice's obligation in this regard shall terminate at such earlier date as you and your family members who are then under Intervoice's coverage have become eligible and qualified for comparable coverage (including any preexisting-condition requirements) under another employer's plan. To receive this coverage, you must make the COBRA election referred to in Paragraph 2 above, and by your agreement hereto you authorize deduction from the payment described in subparagraph (a) of this paragraph for your share, if any, of the premiums.

         (c) Amendment of your stock options as follows: Effective upon the date of your initial execution of this Agreement as shown by the date of your signature hereto on page 13, all stock option agreements between you and Intervoice pursuant to which Intervoice has heretofore granted to you options for the purchase of the Common Stock, no par value, of Intervoice ("Stock Options") shall be deemed to be amended so that (i) all Stock Options that are not yet


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 3

         exercisable (except for that portion of the Stock Options granted under the Intervoice 1999 Stock Option Plan with an exercise price of $1.015 which become exercisable on July 18, 2003) shall become immediately exercisable, and (ii) all Stock Options granted to you under Intervoice's 1998 Stock Option Plan and 1999 Stock Option Plan shall remain exercisable for 12 months from the Separation Date; provided, however, that this subparagraph 3(c) and the deemed amendments to the stock option agreements set forth above shall be null and void and of no effect whatsoever in the event you take, or fail to take, as the case may be, any of the following actions: (a) you revoke your acceptance of this Agreement prior to the Effective Date, (b) you fail to timely sign the Renewal and Ratification pursuant to Paragraph 23 hereof, or (c) you revoke your Renewal and Ratification of this Agreement prior to the Ratification Effective Date (any or all of such acts hereinafter the "Revocation or Failure Events"). Provided further, if any of the Revocation or Failure Events occurs and prior to the occurrence thereof you have exercised any Stock Options the exercisability of which had been accelerated by operation of this subparagraph 3(c), then with respect to such exercised Stock Options you shall forthwith pay to Intervoice in cash the difference between the exercise price of each such option and the closing price of shares of Intervoice common stock as quoted on NASDAQ on the day each such option was exercised.

         (d) Transfer to you, as of the Separation Date, of ownership of the following personal property: (i) Intervoice's laptop computer presently assigned to you; (ii) Intervoice's desktop computer presently in use at your home; Intervoice's printer also presently in use at your home; and Intervoice's cellular telephone (together with chargers and ancillary equipment), presently assigned to you and such right to the presently assigned telephone number as may exist under Intervoice's existing contract with the responsible carrier, subject to your assumption of financial responsibility for the cell phone account as of first day following the Separation Date. This Agreement shall suffice as a bill of sale with respect to all such items of personal property.

         (e) Provision of Executive Package of career transition services through a qualified service firm selected by Intervoice. These services are available at your option, and can be initiated by contacting Don Brown at 972-454-8070. In the event you do not wish to utilize these career transition services, you may, alternatively, elect within six months of the date of your initial execution of this Agreement to receive the equivalent value of the services, which is $7,500.00, in cash. A cash payment is subject to lawful deductions. Your election to receive a cash payment must be communicated in writing to Don Brown at the address shown on the letterhead.

         (f) Reimbursement of reasonable legal fees and expenses incurred by you in connection with the review and negotiation of this Agreement prior to its execution.

4. Temporary Continuation of Employment and Corporate Officer Responsibilities. Your last date of employment (the "Separation Date") shall be the date which is 30 days


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 4

after your initial execution of this Agreement. Until the close of business on the Separation Date, you will continue diligently and faithfully to perform your present duties as Chief Financial Officer and Secretary and to carry on all normal activities of such offices.

5. Employment Agreement Replaced by this Agreement; Preservation of Covenant Not to Compete and Confidentiality Provisions. Except as otherwise provided herein, that certain employment agreement effective September 1, 1998, as amended by its First Amendment effective July 1, 2000, and Second Amendment effective March 1, 2001 (together with any and all other amendments thereto, collectively the "Employment Agreement"), between you and Intervoice, is replaced in its entirety by this Agreement as of the Effective Date hereof; and the terms of this Agreement shall supersede all provisions of the Employment Agreement. Provided, however, that (i) Paragraph 6 (Covenant Not to Compete) (except for subparagraph 6(b), which is hereby amended and restated in its entirety as is set forth in
Schedule 1 hereto), and (ii) Paragraph 27 (Assignment, Protection and Confidentiality of Proprietary Information) of the original employment agreement effective September 1, 1998, shall continue in full force and effect, and nothing herein except as provided in this Paragraph 5 shall act to cancel, change, or supersede your continuing obligations under such preserved provisions. You and Intervoice acknowledge your mutual intention that the terms of this Agreement alone, and not the Employment Agreement, shall define your compensation for the remainder of your employment and upon termination of your employment.

6. Continuation of Obligations Under Employee Agreement on Ideas, Inventions and Confidential Information. Nothing herein shall act to cancel, change, or supersede your continuing obligations as specified under any of the terms of the Employee Agreement on Ideas, Inventions and Confidential Information which you executed on August 26, 1992. The terms of such Employee Agreement on Ideas, Inventions and Confidential Information shall be deemed to be incorporated herein by reference.

7. Incorporation of Preserved Provisions by Reference. In the construction of this Agreement, to the extent necessary to allow a proper interpretation of and to give due regard to provisions preserved under the terms of Paragraphs 5 and 6 hereof, the applicable terms of Paragraphs 6 and 27 of the Employment Agreement and the entirety of the Employee Agreement on Ideas, Inventions and Confidential Information are incorporated herein by reference.

8. Validity of Covenant Not to Compete and Confidentiality Provisions. You acknowledge and agree that the restrictions contained in Paragraphs 6 and 27 of the Employment Agreement, and the confidentiality provisions of the Employee Agreement on Ideas, Inventions and Confidential Information, are ancillary to otherwise enforceable agreements; that Intervoice's promises and undertakings set forth in the Employment Agreement and the Employee Agreement on Ideas, Inventions and Confidential Information, your position and responsibilities with Intervoice, and Intervoice's granting to you ownership in Intervoice in the form of Intervoice stock, gave rise to Intervoice's interest in restricting your post-employment activities; that such restrictions were and are designed to enforce your promises and undertakings set forth in Paragraphs 6 and


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 5

27 of the Employment Agreement and the confidentiality provisions of the Employee Agreement on Ideas, Inventions and Confidential Information and your common-law obligations and duties owed to Intervoice; that the restrictions are reasonable and necessary, are valid and enforceable under Texas law, and do not impose a greater restraint than necessary to protect Intervoice's goodwill, confidential information, and other legitimate business interests; and that you will immediately notify Intervoice in writing, through its Executive Vice President and General Counsel, should you believe or be advised that the restrictions are not, or likely are not, valid or enforceable under Texas law (the "Enforceability Notification"). Intervoice agrees that your conduct in providing the Enforceability Notification under this Paragraph shall not constitute a waiver of any attorney-client privilege between you and your attorney(s).

9. Compelled Disclosure of Confidential Information. In the event you believe that you are compelled by law or valid legal process to disclose any confidential information within the purview of Paragraph 27 of the Employment Agreement or any provision of the Employee Agreement on Ideas, Inventions and Confidential Information, you will notify Intervoice in writing, through its Executive Vice President and General Counsel, sufficiently in advance of any such disclosure to allow Intervoice the opportunity to defend, limit, or otherwise protect its interests against such disclosure.

10. Return of Property. You are required, unless otherwise agreed to in writing, to return to Intervoice any and all items of its property, including without limitation all records and documentation regarding Intervoice's financial, accounting, and corporate transactions; keys and access cards or devices; any computers and their peripheral equipment and cell phones and their ancillary equipment (except for such items referred to in Paragraph 3(d) herein); calculators and other equipment; credit cards; forms; files, manuals, and correspondence; business records; personnel data, lists of employees, and salary and benefits information pertaining to other employees; customer lists and files; lists of suppliers and vendors; price lists, contracts, and contract information; marketing plans, brochures, and catalogs; training materials; product samples; software, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed device, and data processing reports; and any and all other documents or property which you have had possession of or control over during the course of your employment with Intervoice. By your signature below, you represent that you will comply with this requirement.

11. Mutual Releases.

         (a) GENERAL RELEASE OF INTERVOICE AND RELATED PARTIES. IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKINGS HEREIN AND THE SPECIAL SEPARATION COMPENSATION AS DESCRIBED IN PARAGRAPH 3 ABOVE, YOU AND YOUR FAMILY MEMBERS, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY THE "GRAHAM RELEASING PARTIES") HEREBY RELEASE, ACQUIT, AND FOREVER WAIVE AND DISCHARGE ANY AND ALL CLAIMS AND DEMANDS OF WHATEVER KIND OR CHARACTER, WHETHER VICARIOUS, DERIVATIVE, OR DIRECT THAT YOU OR THEY, INDIVIDUALLY, COLLECTIVELY, OR OTHERWISE, MAY HAVE OR ASSERT AGAINST:
         (I) INTERVOICE; (II) ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATED ENTITY OF INTERVOICE; OR (III)


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 6

         ANY OFFICER, DIRECTOR, FIDUCIARY, AGENT, EMPLOYEE, REPRESENTATIVE, INSURER, ATTORNEY, OR ANY SUCCESSORS AND ASSIGNS OF THE PERSONS OR ENTITIES JUST NAMED (COLLECTIVELY THE "INTERVOICE RELEASED PARTIES"). THIS GENERAL RELEASE INCLUDES BUT IS NOT LIMITED TO ANY CLAIM OR DEMAND BASED ON ANY FEDERAL, STATE, OR LOCAL STATUTORY OR COMMON LAW OR CONSTITUTIONAL PROVISION THAT APPLIES OR IS ASSERTED TO APPLY, DIRECTLY OR INDIRECTLY, TO THE FORMATION, CONTINUATION, OR TERMINATION OF YOUR EMPLOYMENT RELATIONSHIP WITH INTERVOICE. THUS, YOU AND THE OTHER GRAHAM RELEASING PARTIES AGREE TO WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY CLAIMS OR DEMANDS AGAINST INTERVOICE OR ANY OF THE OTHER INTERVOICE RELEASED PARTIES SUCH AS FOR WRONGFUL DISCHARGE; UNLAWFUL EMPLOYMENT DISCRIMINATION ON THE BASIS OF AGE OR ANY OTHER FORM OF UNLAWFUL EMPLOYMENT DISCRIMINATION; RETALIATION; BREACH OF CONTRACT (EXPRESS OR IMPLIED); BREACH OF ANY ALLEGED DUTY OF GOOD FAITH AND FAIR DEALING; VIOLATION OF THE PUBLIC POLICY OF THE UNITED STATES, THE STATE OF TEXAS, OR ANY OTHER STATE; INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS; TORTIOUS INTERFERENCE WITH CONTRACT; PROMISSORY ESTOPPEL; DETRIMENTAL RELIANCE; DEFAMATION OF CHARACTER; DURESS; NEGLIGENT MISREPRESENTATION; INTENTIONAL MISREPRESENTATION OR FRAUD; INVASION OF PRIVACY; LOSS OF CONSORTIUM; ASSAULT; BATTERY; CONSPIRACY; BAD FAITH; NEGLIGENT HIRING, RETENTION, OR SUPERVISION; ANY INTENTIONAL OR NEGLIGENT ACT OF PERSONAL INJURY; ANY ALLEGED ACT OF HARASSMENT OR INTIMIDATION; OR ANY OTHER INTENTIONAL OR NEGLIGENT TORT; OR ANY ALLEGED VIOLATION OF THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (THE "ADEA"); TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED ("TITLE VII"); THE AMERICANS WITH DISABILITIES ACT OF 1990 (THE "ADA"); THE FAMILY AND MEDICAL LEAVE ACT OF 1993 (THE "FMLA"); THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA"); THE FAIR LABOR STANDARDS ACT (THE "FLSA"); THE FAIR CREDIT REPORTING ACT (THE "FCRA"); THE TEXAS COMMISSION ON HUMAN RIGHTS ACT (THE "TCHRA"); AND THE TEXAS WAGE PAYMENT STATUTE (THE "TWPS").

                 THIS RELEASE INCLUDES ANY CLAIMS OR DEMANDS FOR DAMAGES (ACTUAL OR PUNITIVE), BACK WAGES, FUTURE WAGES OR FRONT PAY, COMMISSIONS, BONUSES, SEVERANCE BENEFITS, MEDICAL EXPENSES AND THE COSTS OF ANY COUNSELING, REINSTATEMENT OR PRIORITY PLACEMENT, PROMOTION, VACATION LEAVE BENEFITS, PAST AND FUTURE MEDICAL OR OTHER EMPLOYMENT BENEFITS (EXCEPT AS TO WHICH THERE IS, AS OF THE SEPARATION DATE, EXISTING CONTRACTUAL OR VESTED ENTITLEMENT) INCLUDING CONTRIBUTIONS TO ANY EMPLOYEE BENEFIT PLANS, RETIREMENT BENEFITS (EXCEPT AS TO WHICH THERE IS, AS OF THE SEPARATION DATE, VESTED ENTITLEMENT), RELOCATION EXPENSES, COMPENSATORY DAMAGES, INJUNCTIVE RELIEF, LIQUIDATED DAMAGES, PENALTIES, EQUITABLE RELIEF, ATTORNEY'S FEES, COSTS OF COURT, DISBURSEMENTS, INTEREST, AND ANY AND ALL OTHER LOSS, EXPENSE, OR DETRIMENT OF WHATEVER KIND OR CHARACTER RESULTING FROM, GROWING OUT OF, CONNECTED WITH, OR RELATED IN ANY WAY TO THE FORMATION, CONTINUATION, OR TERMINATION OF YOUR EMPLOYMENT RELATIONSHIP WITH INTERVOICE.


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 7

                 FURTHER, YOU FOREVER WAIVE ANY RIGHT TO MONETARY RECOVERY FROM THE INTERVOICE RELEASED PARTIES, WHETHER SOUGHT DIRECTLY BY YOU OR IN THE EVENT ANY ADMINISTRATIVE AGENCY OR OTHER PUBLIC AUTHORITY, INDIVIDUAL, OR GROUP OF INDIVIDUALS SHOULD PURSUE ANY CLAIM ON YOUR BEHALF; AND YOU WILL NOT REQUEST OR ACCEPT FROM THE INTERVOICE RELEASED PARTIES, AS COMPENSATION OR DAMAGES RELATED TO YOUR EMPLOYMENT OR THE TERMINATION OF YOUR EMPLOYMENT BY INTERVOICE, ANYTHING OF VALUE THAT IS NOT PROVIDED FOR IN THIS AGREEMENT.

                 THIS GENERAL RELEASE DOES NOT APPLY TO ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED. AS PROVIDED BY LAW, AFTER YOU HAVE SIGNED THIS AGREEMENT, AND SIMILARLY AFTER YOU HAVE SIGNED THE RENEWAL AND RATIFICATION, YOU WILL STILL HAVE AN ADDITIONAL SEVEN DAYS IN WHICH TO RECONSIDER AND REVOKE YOUR ACCEPTANCE, IF YOU WISH.

         (b) INTERVOICE'S GENERAL RELEASE OF YOU. IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKINGS HEREIN, INTERVOICE, ON BEHALF OF ITSELF AND ITS DIRECT AND INDIRECT SUBSIDIARIES AND ANY OTHER AFFILIATED ENTITIES (COLLECTIVELY THE "INTERVOICE RELEASING PARTIES"), HEREBY RELEASES, ACQUITS, AND FOREVER WAIVES AND DISCHARGES ANY AND ALL CLAIMS AND DEMANDS OF WHATEVER KIND OR CHARACTER, WHETHER VICARIOUS, DERIVATIVE, OR DIRECT, THAT IT MAY HAVE OR ASSERT AGAINST YOU, YOUR FAMILY MEMBERS, HEIRS, SUCCESSORS, ASSIGNS, OR ANY AGENT OR REPRESENTATIVE (COLLECTIVELY THE "GRAHAM RELEASED PARTIES"). THIS GENERAL RELEASE INCLUDES BUT IS NOT LIMITED TO ANY CLAIM OR DEMAND FOR DAMAGES, LOSS, OR OTHER EXPENSE RESULTING FROM, GROWING OUT OF, CONNECTED WITH, OR RELATED IN ANY WAY TO THE FORMATION, CONTINUATION, OR TERMINATION OF YOUR EMPLOYMENT RELATIONSHIP WITH INTERVOICE. THIS GENERAL RELEASE DOES NOT APPLY TO ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED.

12. Confidentiality, Cooperation, Nonprosecution, and Other Commitments.

         (a) Disclosure of Terms. You acknowledge and consent that the terms of this Agreement shall be attached to the Form 1OQ for the quarter ended May 31, 2003, that Intervoice will file with the Securities and Exchange Commission, and that it will be discussed in a Form 8K Current Report and in the proxy statement for Intervoice's 2003 Annual Meeting.

         (b) Cooperation. You will cooperate fully and completely with Intervoice or any of the other Intervoice Released Parties, at their reasonable request, in all pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving Intervoice or any of the other Intervoice Released Parties. This obligation includes your promptly meeting with counsel for Intervoice or the other Intervoice Released Parties at reasonable times upon their request, and providing testimony in court, before an arbitrator or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to you. If you (i) appear


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 8

         as a witness in any pending or future litigation, arbitration, or other fact-finding or adjudicative proceeding at the request of Intervoice or any of the other Intervoice Released Parties; or (ii) for any other reason incur out-of-pocket expenses in connection with fulfillment of your duties under this subparagraph 12(b) at the request of Intervoice or any of the other Intervoice Released Parties, Intervoice agrees to reimburse you, upon submission of substantiating documentation, for necessary and reasonable travel, lodging, and food expenses incurred by you as a result thereof.

         (c) Nonprosecution. Except as requested by Intervoice, as permitted by valid law or regulation that supersedes the terms of this Agreement, or as compelled by law or judicial process, you will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys (i) in any proceeding, investigation, or inquiry raising issues under the ADEA, Title VII, the ADA, the FMLA, ERISA, the FLSA, the FCRA, the TCHRA, the TWPS, or any other federal, state, or local law involving the formation, continuation, or termination of your employment relationship, or the employment of other persons, by Intervoice or any of the other Intervoice Released Parties, or (ii) in any other litigation against Intervoice or any of the other Intervoice Released Parties.

         (d) No Other Actions. Except as permitted by valid law that supersedes the terms of this Agreement, you will not initiate any investigation, inquiry, or any other action of any kind with respect to Intervoice's facilities, employment practices, or sales or business operations, relating to the termination of your employment as provided for in this Agreement, or to the employment of any other person.

         (e) Nondisparagement; Handling of Inquiries. You will not make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of Intervoice's or any of the other Intervoice Released Parties' business, accounting, or employment practices, or any other disparaging or derogatory remarks about Intervoice or any of the other Intervoice Released Parties, their officers, directors, stockholders, managerial personnel, or other employees; and Intervoice shall instruct its officers not to make any disparaging or derogatory remarks about you. Nothing herein, however, is intended to or shall act in any manner to prevent you or Intervoice's officers from presenting testimony under oath, in any legal proceeding, that is truthful and accurate. Except as further provided hereinbelow, any direct inquiries to Intervoice from potential employers will receive Intervoice's normal response, pursuant to its current established policy, which provides for release solely of the following information: verification of (i) name, (ii) last job title held, and (iii) dates of service. If you have authorized Intervoice to provide other information in specific instances, Intervoice shall use in those instances the form of response, containing such factual information as has been jointly determined and agreed upon by you and Intervoice.


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 9

13. Agreement Not to Seek Reemployment. To prevent any future dispute regarding further employment with Intervoice, you hereby agree that: (i) you will not ever apply for or otherwise seek employment by Intervoice or any subsidiary or other Affiliate of Intervoice at any time in the future, at any location, office, or place of business, and (ii) your forbearance to seek future employment as just stated is purely contractual and is in no way involuntary, discriminatory, or retaliatory.

14. Agreement Regarding Solicitation of Employees, Customers, and Suppliers. For a period of one year following the Separation Date, and thereafter to the extent provided by law, you will not directly or indirectly, for your own account or for the benefit of any other person or party:

         (a) Solicit, induce, entice, or attempt to entice any employee, contractor, or subcontractor of Intervoice to terminate his or her employment or contract with Intervoice; or

         (b) Solicit, induce, entice, or attempt to entice any customer or supplier of Intervoice, including any firms that have been customers or suppliers of Intervoice within one year preceding the Separation Date, to terminate its business relationship with Intervoice.

Should you breach this obligation, Intervoice will be entitled to enforce the provisions of this paragraph by seeking injunctive relief in addition to recovering any monetary damages Intervoice may sustain as a result of such breach, and if so determined by judgment or decree, you may be required to repay the Special Separation Compensation provided to you by this Agreement.

15. Officer's Indemnification. Intervoice hereby reaffirms its obligations to you pursuant to the provisions of its Bylaws at Paragraph 8.7, Indemnification, as currently in effect, to indemnify you in accordance therewith, both before and after the Separation Date. Intervoice acknowledges and agrees that you have provided to Intervoice the undertaking required by Paragraph 8.7(H) of its Bylaws and that you are entitled to advancement of any expenses, including attorneys' fees, in connection with the pending lawsuit in the United States District Court for the Northern District of Texas, Dallas Division, entitled David Barrie and Jill C. Richling, et al. v. Intervoice-Brite, Inc., et al., Cause No. C83-01CV1071-D. In any existing or future director and officer insurance policies, Intervoice shall cause you to be provided insurance coverage equal in scope to any other executive officer of Intervoice.

16. Nonadmission of Liability or Wrongdoing. This Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of Intervoice or any of the other Intervoice Released Parties, but Intervoice and the other Intervoice Released Parties expressly deny any such liability or wrongdoing; and, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by Intervoice or any of the other Intervoice Released Parties.


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Mr. Rob-Roy J. Graham
June 25, 2003
Page 10



17. Authority to Execute, and Indemnification for Claims.

         (a) Intervoice represents and warrants that it has the authority to execute this Agreement on behalf of all of the Intervoice Releasing Parties. Intervoice further agrees to indemnify fully and hold harmless you and any of the other Graham Released Parties from any and all claims brought by the Intervoice Releasing Parties on behalf of Intervoice, including the amount of any such claims you or any of the Graham Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.

         (b) You represent and warrant that you have the authority to execute this Agreement on behalf of all the Graham Releasing Parties. You further agree to indemnify fully and hold harmless Intervoice and any of the other Intervoice Released Parties from any and all claims brought by the Graham Releasing Parties or derivative of your own, including the amount of any such claims Intervoice or any of the other Intervoice Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.

18. Governing Law and Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas, without regard for any conflicts of laws provisions. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

19. Breach of Agreement.

         (a) Should you fail to comply with any of your obligations as set forth in this Agreement, Intervoice will have no obligation to pay any unpaid portion of the Special Separation Compensation described above, and you may be required to repay any amounts and return and property comprising the Special Separation Compensation provided to you by this Agreement; but all other provisions of this Agreement shall remain in full force and effect.

         (b) If, notwithstanding your waiver of claims as described in Paragraph 11 above, you or any other of the Graham Releasing Parties (or any other party asserting any claim derivative of your own) should nonetheless proceed to make any such claims against the Intervoice Released Parties by bringing an action in a federal, state, or municipal court, or before any administrative body that has the power to make a monetary or equitable award, then in addition to any other legal or equitable remedies available to

Mr. Rob-Roy J. Graham
June 25, 2003
Page 11

Intervoice for your breach of this Agreement, Intervoice may seek, and the court or other body hearing the claims may hold you liable for, Intervoice's damages and costs, including attorney's fees, incurred in defending against your claims. The foregoing provision does not apply with respect to an action brought under the ADEA in which the General Release provisions of this Agreement are challenged. With respect to any such action, the first sentence of this subparagraph is modified to state: "If notwithstanding your waiver of claims as described in Paragraph 11 above, you should nonetheless proceed to make any such claims by bringing an action in a federal, state, or municipal court, or before any administrative body that has the power to make a monetary or equitable award, the court or other body hearing your claims may allow the employer to recover attorney's fees and/or costs specifically authorized by federal law or as may otherwise lawfully be determined by the court or other body hearing the claims."

         (c) If you engage in any of the restricted activities described in Paragraph 6(b) of the Employment Agreement during the period of restriction (as amended in Paragraph 5 herein), or engage in any conduct that violates Paragraph 27 of the Employment Agreement or any of the confidentiality terms of the Employee Agreement on Ideas, Inventions and Confidential Information at any time while any of the Stock Options remain outstanding and unexercised, then the amendments to the stock option agreement described in Paragraph 3(c) shall become null and void and of no effect whatsoever as of the date the restricted activities or the violation of Paragraph 27 or the confidentiality provisions of the Employee Agreement on Ideas, Inventions and Confidential Information commenced, and provided further that Intervoice may, as of the date of commencement of such engagement in restricted activities or violation of confidentiality duties, cease its performance under Paragraph 3 and proceed to pursue any and all remedies available pursuant to the terms of this Agreement or at law or in equity.

20. EXPIRATION OF OFFER. INTERVOICE'S OFFER OF THE PROPOSED SPECIAL SEPARATION COMPENSATION, IF NOT EARLIER WITHDRAWN, WILL EXPIRE AT 4:00 P.M. ON JULY 17, 2003, A PERIOD OF MORE THAN 21 DAYS AFTER YOU WERE ORIGINALLY PROVIDED WITH THE TERMS OF THIS OFFER FOR YOUR CONSIDERATION. IN THIS REGARD, YOU AGREE THAT ANY CHANGES MADE TO THE ORIGINAL OFFER, WHETHER THE SAME MAY BE CONSIDERED MATERIAL OR IMMATERIAL, DO NOT RESTART THE RUNNING OF THE MINIMUM 21-DAY PERIOD REFERRED TO HEREIN AND AS OTHERWISE REQUIRED BY LAW. YOU MAY ACCEPT THIS OFFER AT ANY TIME BEFORE EXPIRATION BY SIGNING THIS LETTER IN THE SPACE PROVIDED BELOW, AND RETURNING IT CONFIDENTIALLY TO DON BROWN, INTERVOICE'S EXECUTIVE VICE PRESIDENT HUMAN RESOURCES, OR DEAN HOWELL, INTERVOICE'S EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL.

21. Consultation With an Attorney. You have the right and are encouraged by Intervoice to consult with an attorney of your choosing before executing this Agreement.

22. Effective Date. This Agreement will become effective and enforceable upon the expiration of seven days after your execution and return of this document ("Effective Date"). At any time before the Effective Date of this Agreement, you may revoke your acceptance.

Mr. Rob-Roy J. Graham
June 25, 2003
Page 12

23. Renewal and Ratification of General Release. On the Separation Date (or within three business days thereafter), you agree to re-execute this Agreement in renewal and ratification of your General Release as set forth in Paragraph 11 above together with all other obligations undertaken by you herein, by again signing this letter in the appropriate space provided below. Your renewal and ratification will not become effective and enforceable until the expiration of seven days after your execution of it (the "Ratification Effective Date"). At any time before the Ratification Effective Date, you may revoke your renewal and ratification; but if you revoke, your employment will still have been terminated, and you will not receive the Special Separation Compensation.

24. Voluntary Agreement. You acknowledge that execution of this Agreement is knowing and voluntary on your part, and that you have had a reasonable time to deliberate regarding its terms.

25. Consideration. Whether expressly stated herein or not, all obligations that you assume and undertakings that you make by executing this Agreement are understood to be in consideration of the mutual promises and undertakings herein and the Special Separation Compensation offered to you as described in Paragraph 3 above. Further, by executing this Agreement, you acknowledge and agree that neither Intervoice nor any of the other Intervoice Released Parties has any legal obligation to provide the Special Separation Compensation to you, except pursuant to the terms of this Agreement.

26. Notices. Any notices required or permitted to be given under the terms of this Agreement or Schedule 1 hereto shall be given in writing, delivered to the attention of the persons or offices specified below. Any such notices shall be considered effective only upon actual delivery to the appropriate address, marked to the attention of the party or officer for whom the notice is intended.

If to Intervoice:                                          If to you:

Intervoice, Inc.                                           Mr. Rob-Roy J. Graham
Attn: Executive Vice President and General Counsel         3517 Wentwood Dr.
and                                                        Dallas, TX 75225
Executive Vice President Human Resources
17811 Waterview Parkway
Dallas, TX 75252


27. Entire Agreement. Except with respect to certain preexisting obligations expressly referred to and incorporated by reference herein, this Agreement contains and constitutes the entire understanding and agreement between you and Intervoice as to its subject matter, and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized official of Intervoice. This Agreement does not supersede the rights and obligations of you and Intervoice under any nonqualified stock option agreements except as any such agreements are amended in Paragraph 3(c) herein.

Mr. Rob-Roy J. Graham
June 25, 2003
Page 13


                                   ----------


If you are in agreement with the foregoing provisions, please execute both copies of this letter in the space provided below. You should return one executed original to the undersigned, and maintain the other executed original in your files. Upon the expiration of seven days after the date of your execution of this Agreement, unless revoked by you within that period, it shall then constitute a valid and binding agreement by and between Intervoice and you.

Sincerely,

INTERVOICE, INC.

By: /s/ DAVID W. BRANDENBURG
    ------------------------
    David W. Brandenburg
    Chairman of the Board and Chief Executive Officer


ACCEPTED AND AGREED TO:

/s/ ROB-ROY J. GRAHAM
---------------------
Rob-Roy J. Graham

Date Signed:       6/25/03
                   -------

Mr. Rob-Roy J. Graham
June 25, 2003
Page 14

RENEWAL AND RATIFICATION OF GENERAL RELEASE
AND OTHER OBLIGATIONS

IF YOU HAVE ACCEPTED THIS AGREEMENT, THE FOLLOWING IS TO BE COMPLETED ONLY ON THE SEPARATION DATE (or within three business days thereafter):

In consideration of the mutual undertakings herein and the Special Separation Compensation specified in Paragraph 3 above, I hereby renew and ratify my General Release as set forth in Paragraph 11 of this Agreement together with all my other obligations under this Agreement.

----------------------
ROB-ROY J. GRAHAM


Date Signed:____________________
(only the date of the Separation Date or later may be entered)

                                   SCHEDULE I

         Subparagraph 6(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

         "6(b) For a period of twelve (12) months from the Separation Date (as defined in that certain letter agreement between Intervoice and you dated June 25, 2003, relating to your resignation from Intervoice) you shall not, without the written consent of the Company, own, manage, operate, control, serve as an officer, director, employee, partner or consultant of or be connected in any way with or have any interest in any corporation, partnership, proprietorship or other entity whose primary source of business relates to (i) touchtone-enabled or speech-enabled interactive voice response and/or (ii) messaging systems (including both voice mail and unified messaging) directly or indirectly targeted to telecommunication companies (said business activities described in (i) and (ii) above being hereafter referred to as "Restricted Activities"). Provided, during said twelve (12) month period referred to in the preceding sentence, you may be employed by, or otherwise connected with, an entity that is engaged in Restricted Activities but whose primary source of business is not related to Restricted Activities as long as your employment responsibilities and duties are segregated entirely from operations of Restricted Activities. For purposes of this subparagraph 6(b) the phrase "primary source of business" shall mean that fifty percent (50%) of the revenues of an entity are derived from the sales of systems or services of Restricted Activities. Any reference in this subparagraph 6(b) to an "entity" or "entities" shall include any affiliate of such entity or entities. The term "affiliate" shall have the same meaning as such term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933 (17 CFR 230.405).

         The parties hereto hereby agree that the entities listed under (x) below derive fifty percent (50%) or more of their revenues from sales of systems or services of Restricted Activities and are entities with which you shall be absolutely prohibited from being employed or otherwise connected with during the twelve (12) month period referred to in the first sentence of the first paragraph of this Section 6(b) and that the entities listed under (y) below derive less than fifty percent (50%) of their revenues from sales of systems or services of Restricted Activities:

         (x)     Comverse Technologies
                 Glenayre
                 Nuance
                 Speech Works
                 Interactive Intelligence
                 Bevocal
                 Tellme
                 Voice Genie
                 Net Bytel
                 Telerius
                 ScanSoft (only if SpeechWorks is acquired by, or otherwise becomes similarly affiliated with, ScanSoft)

         (y)     Nortel
                 Siemens
                 Ericsson
                 Alcatel
                 Fujitsu
                 Lucent
                 IBM
                 Security First/Edify
                 Avaya
                 Enghouse
                 Unisys
                 Cisco
                 Technomen
                 Logica/CM G
                 SSB

                                     Aspect

         Both parties recognize and agree that the names of the entities listed in (x) and (y) above may not be the official legal name of the entity but that each party recognizes and can readily identify such entities in the industry. If you intend to become associated with any entity listed under (y) above in any manner during the twelve (12) month period referred to in the first sentence of the first paragraph above, you agree to give Intervoice at least ten (10) business days' prior written notice of such intention and describe in reasonable detail the activities, duties and/or responsibilities in which you intend to be engaged with such entity. Intervoice shall retain the right to provide to you reasonable written evidence that any entity with which you intend to become associated is an entity that should be properly listed under (x) above. In the event Intervoice furnishes such evidence to you, you shall have the right to furnish reasonable written evidence to the contrary to Intervoice. Failure of Intervoice to respond within ten (10) business days after receipt of your notice of intention to associate with any entity listed under (y) above shall constitute a waiver of any objection Intervoice might have to such association. Notwithstanding the foregoing, you may own up to one percent (1%) of the shares of any publicly-owned corporation, provided that none of your other relationships with such corporation violates this covenant not to compete.

         Both parties recognize and agree that the lists of entities under (x) and (y) above are not exclusive, and there may be additional entities that would properly fall into either category and be subject to the terms of this subparagraph 6(b).